EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-45116), Form S-4 (No. 333-48700) and Form S-8 (No.’s 33-89862, 33-89864, 333-76245, 333-84583, 333-37154, 333-76728, 333-124880 and 333-125836) of Plexus Corp. of our report dated December 12, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 14, 2005